UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of First Event Reported: May 6, 2011

IRON MINING GROUP, INC.
 (Exact name of registrant as specified in charter)

Florida	333-147529	27-0586475
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

295 Madison Ave, 12th Floor
New York, NY 10017
(Address of principal executive offices)

 (626) 389-3070
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Put Option Agreement

On May 6, 2011, IMG Iron Ore Trading S.A., a sociedad anónima incorporated under the laws of the British Virgin Islands (“IMG Trading”) and a wholly-owned subsidiary of Iron Mining Group, Inc. (the “Company”), entered into a put option agreement (the “ Put Option Agreement”) with OroGrande Iron Ore Company, LLC, a Florida limited liability company (“OroGrande”).  Garrett K. Krause, the Company’s Chief Executive Officer, is also the Manager of OroGrande.  Pursuant to the terms and subject to the conditions of the Put Option Agreement, IMG Trading granted to OroGrande an irrevocable right to sell iron ore to IMG Trading (the “Put Option”).  The exercise price for the sale of such iron ore pursuant to the Put Option Agreement shall be forty dollars ($40.00) per dry metric ton.  OroGrande may exercise its Put Option at any time following the execution date of the Put Option Agreement.

Assignment Agreement

On May 10, 2011, IMG Trading entered into an assignment agreement (the “Assignment Agreement”) with OroGrande, whereby OroGrande shall irrevocably assign an existing three-year contract for sale and purchase of iron ore (the “Purchase and Sale Contract”) to IMG Trading, provided that, inter alia: (a)(i) IMG Trading successfully receives an initial 180,000 dry metric tons of iron ore pursuant to the Purchase and Sale Contract, (ii) such iron ore has been purchased from IMG Trading by a third party, and (iii) such iron ore has been fully paid for (and is non-assessable) by such third party; (b)(i) all principal, interest, fees and other amounts owed by the Company pursuant to a Loan Agreement (as defined therein) have been fully repaid, and (ii) with respect to the Loan Agreement and all documents executed in connection therewith, any lien, pledge, security interest, assignment, encumbrance, claim, option, reservation, purchase right, and/or other charge, security, encumbrance, or claim of any kind or nature whatsoever has been terminated.

The above descriptions of the Put Option Agreementand the Assignment Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached hereto as exhibitsto this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Put Option Agreement, dated May 6, 2011, by and between IMG Iron Ore Trading, S.A. and OroGrande Iron Ore Company, LLC

10.2	Assignment Agreement, dated May 10, 2011, by and between IMG Iron Ore Trading, S.A. and OroGrande Iron Ore Company, LLC

99.1	Press Release, dated May 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MINING GROUP, INC.

Dated: May 12, 2011	By:	/s/ Garrett K. Krause
Name: Garrett K. Krause
Title: Chief Executive Officer